Exhibit 99.3 January 16, 2024 Blue Owl Capital Corporation III Overview of intention to list on the New York Stock Exchange PROPRIETARY AND CONFIDENTIAL

Blue Owl Capital Corporation III (OBDE) Management Team LOGAN NICHOLSON CRAIG PACKER President of OBDE CEO of OBDE Co-President of Blue Owl, Head of Credit Diversified Lending Portfolio Manager BRYAN COLE DANA SCLAFANI JONATHAN LAMM COO of OBDE Head of BDC Investor Relations CFO of OBDE 2

Blue Owl Capital Corporation The listing is expected to bring III intends to list its shares on one of the largest BDCs the New York Stock Exchange to the public market on January 25, 2024 under in a simple, streamlined way the ticker symbol “OBDE” 3

Listing summary

Anticipated first day of trading: January 25, 2024 subject to market conditions and NYSE approvals

Company Name (Exchange: Ticker)	• Blue Owl Capital Corporation III (NYSE: OBDE)
Net Asset Value (NAV) & Implied Market Capitalization	• Net asset value per share of $15.40 as of September 30, 2023 • Implies a market capitalization of $1.9 billion[1]
Initial Float & Shares Outstanding	• Initial Float: 5,870,466 shares (~$90 million[2]) • Shares Outstanding: 122,817,933[3]
Share Repurchase Program	• Up to $100 million in open market purchases from time to time
Q1'24 Regular Dividend	• $0.35 per share[4]
Special Dividends	• $0.06 per share[4] • 5 special dividends payable quarterly starting in Q2'24
Dividend Yield	• Estimated 10.6% annualized dividend yield starting in Q2'24 through Q2'25[5]
Existing Investor Lock-Ups	• OBDE Charter dictates 100% share lock-up at a liquidity event • Lock-up waived on ~5% on each shareholder position at listing • Lock-ups expire on one third of remaining position at each of 180 days, 270 days, and 365 days post-listing

Past performance is not a guarantee of future results.

1. Shares outstanding of 122.8 million multiplied by net asset value per share as of 9/30/23 of $15.40. 2. 5,870,466 shares multiplied by net asset value per share as of 9/30/23 of $15.40. 3. Adjusted for any fractional shares each investor holds as of 1/15/24, which were rounded up to the nearest whole share on 1/16/24. 4. Dividends specified have been declared by OBDE's Board of Directors. A schedule of dividend record and payment dates is available on page 20. Dividends require future board approval. The amount of future dividends declared and approved by the board could be higher or lower. 5. Annualized dividend yield is calculated as follows: regular dividend of $0.35 per share plus special dividend of $0.06 per share, divided by net asset value per share as of 9/30/23. Dividend yield will be impacted to the extent the dividends declared and approved by the board differ from the numbers presented here.

4

Anticipated listing timeline Provides existing shareholders with liquidity over time, consistent with manager commitment at inception January February March January 16 January 25 January 31 February 21 March 29 Q1’24 dividend Announced intention to list Anticipated listing Q4’23 dividend Q4’23 earnings on NYSE date payment date announcement record date NYSE: OBDE Announced Q1’24 regular dividend of $0.35/share Also announced five special dividends of $0.06/share Investor FAQ and other resources available at www.blueowlcapitalcorporationiii.com 5

Blue Owl Credit platform overview

Scale	**$79.5bn** Assets Under Management (AUM)	• **Significant dry powder from sophisticated institutional investors** allows us to provide scaled financing solutions • **Large deal funnel** driven by an extensive network of sponsors allows for a higher degree of selectivity
Product offering	**$57bn** AUM in BDCs	• **BDC-focused direct lending platform**, with BDCs comprising more than 70% of total Blue Owl Credit assets • BDC structure provides a strong base of permanent capital
Investment focus	**~$220mm** Weighted average borrower EBITDA[1]	• **Defensive portfolio construction**, focused on lending at the top of the capital structure to leading companies in low beta industries • Borrowers are principally sponsor-backed, upper middle-market companies
Track record	**6 bps** Platform net loss rate[2] since inception	• Demonstrated ability to source direct lending investment opportunities with over 675 sponsor relationships and over 8,700 deals reviewed since inception • **$83bn of originations since inception** and exceptional credit performance • **Seven investment-grade rated funds**[3]
Team	**110+** Investment team	• Deeply experienced team across the credit platform, including **Origination and Underwriting, Portfolio Management, Workouts,** and **Capital Markets** • Blue Owl institutional resources include **Accounting, Legal, Compliance, Human Resources, etc.**

As of 9/30/23. **Past performance is not a guarantee of future results.**

1. Borrower financials are derived from the most recently available portfolio company financial statements, have not been independently verified by Blue Owl's platform, and may reflect a normalized or adjusted amount. Accordingly, Blue Owl's Credit platform makes no representation or warranty in respect of this information. For OBDC, OBDC II, OBDE, and OCIC, this represents 82.0%, 84.5%, 83.7%, and 85.4% of our total debt portfolio based on fair value, respectively, and excludes certain investments that fall outside of our typical borrower profile. For OTF, OTF II, OTIC, this represents 72.1%, 88.5%, and 82.4% of our total portfolio based on fair value, respectively, and similarly excludes certain investments that fall outside of our typical borrower profile. 2. Average annual loss rate for Blue Owl Credit platform based on total annual net realized gains/losses divided by the average aggregate quarterly cost of investments across Blue Owl Credit platform in each year since inception. 3. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Blue Owl Credit funds which are investment grade rated include OBDC, OBDC II, OBDE, OCIC, OTF, OTF II, and OTIC. For rating definitions, please visit the following websites – S&P: spglobal.com; Fitch: fitchratings.com; Moody's: moodys.com; Kroll: kroll.com; and DBRS Morningstar: dbrsmorningstar.com.

6

Overview of Blue Owl's BDCs

We meet investors where they live

One Pipeline, One Investment Team

Blue Owl Capital Corporation (NYSE: OBDC)	Blue Owl Capital Corporation II (OBDC II)	Blue Owl Capital Corporation III (NYSE: OBDE)*	Blue Owl Credit Income Corporation (OCIC)	Blue Owl Technology Finance Corp. (OTF)	Blue Owl Technology Finance Corp. II (OTF II)	Blue Owl Technology Income Corp. (OTIC)
Public	Private Non-Traded	Public* *(listing anticipated on January 25, 2024)*	Evergreen Non-Traded	Private	Private	Evergreen Non-Traded
Institutional Investors	Private Wealth Investors	Institutional Investors	Private Wealth Investors	Institutional Investors	Institutional Investors	Private Wealth Investors
Portfolio at fair value: $12.9bn	$2.1bn	$3.6bn	$14.4bn	$6.2bn	$3.4bn	$2.9bn

As of 9/30/23 unless otherwise noted.

7

OBDE snapshot

Investment approach

- Primarily focused on senior secured loan solutions for U.S. upper-middle market companies with significant operating history
- Diversified, defensively positioned portfolio that performs across market cycles
- Bias toward borrowers with market leadership positions and highly recurring, often contractual, cash flows

Managed by Blue Owl

- Leverage the sourcing, underwriting and risk management capabilities across Blue Owl's $79.5 billion credit platform
- Credit platform has 110+ direct lending investment professionals and a senior management team
- Extensive network of 675+ financial sponsor relationships, as well as relationships with banks, advisors and companies
- Partner of choice for financial sponsors – offer flexibility and ability to commit and hold large investments
- Lead or admin agent on 85%+ of transactions[6]
- Average annual net loss rate of 6 basis points since inception of direct lending business in 2016[7]

OBDE highlights

TICKER	NYSE: OBDE
ESTIMATED DIVIDEND YIELD[1]	10.6% annualized dividend yield (including previously declared special dividends)
PORTFOLIO	$3.6 billion[2] across 146 portfolio companies
ASSET MIX[2]	89% senior secured 77% first-lien investments 98% floating rate debt investments
ASSET YIELD[3]	11.6%
LEVERAGE[4]	0.86x debt to equity
NAV	$1.9 billion
TRACK RECORD[5]	6 bps loss rate since inception
CREDIT RATINGS[8]	Baa3 (stable) Moody's BBB- (stable) Fitch BBB (stable) KBRA

As of 9/30/23 unless otherwise noted. **Past performance is not a guarantee of future results.**
1. Annualized dividend yield is calculated as follows: regular dividend of $0.35 per share plus special dividend of $0.06 per share, divided by net asset value per share as of 9/30/23. Dividends require future board approval. The amount of future dividends declared and approved by the board could be higher or lower. Dividend yield will be impacted to the extent the dividends declared and approved by the board differ from the numbers presented here. 2. At fair value. 3. Weighted average total yield of the portfolio at fair value. Calculated based on the interest rate and the accretion of OID. Does not represent investor returns, as total portfolio yield does not reflect effects of costs and leverage. For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending cost or fair value. In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend income is annualized. 4. Net of cash. 5. Average annual OBDE loss rate based on total annual net realized gains/losses divided by the average aggregate quarterly cost of investments in each year since inception. 6. Excludes broadly syndicated loan transactions. 7. Average annual platform loss rate based on total annual net realized gains/losses divided by the average aggregate quarterly cost of investments across Blue Owl Credit platform in each year since inception. 8. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. For complete ratings definitions please visit www.fitchratings.com, www.moodys.com, and www.krollbondratings.com.

8

Timing to list aligns with constructive market backdrop

BDCs meaningfully outperformed investor expectations in 2023	Portfolio companies remain resilient	Valuations present an attractive investment opportunity
• BDCs delivered total return of 25%+, exceeding the S&P Financials and Russell 2000 indices • Total return of 40%+ for Blue Owl Credit's existing publicly traded BDC, Blue Owl Capital Corporation (NYSE: OBDC)	• U.S. economy outperformed expectations in a rising rate environment • As a result, borrowers have generally continued to see EBITDA growth, with growth strongest among larger borrowers • Stabilization of the rate environment may further bolster borrower performance	• Sector valuations remain at or around NAV • Potential for further upside for BDCs that continue to deliver strong credit performance and attractive risk-adjusted returns

We believe OBDE is positioned for success in this environment due to its scaled portfolio, strong earnings profile and excellent credit performance

Past performance is not a guarantee of future results. Indices listed do not represent benchmarks for the funds but allow for comparison of a fund's performance to an index. An investor cannot invest directly in an index. Index performance does not reflect fees and expenses.
As of 12/31/23. Total return defined as change in stock price plus gross dividends from 1/1/23 to 12/31/23. Source: Bloomberg. BDC performance based on VanEck BDC income ETF performance.

9

OBDE to list as a premier BDC

Top 10 publicly traded BDC by assets

Scaled, predominantly first lien portfolio	• Fully invested and scaled portfolio; final capital call in 2022 • Predominantly senior secured, first lien and floating rate portfolio • Focus on non-cyclical sectors
Excellent credit quality and recent vintage	• 100% of investments originated in 2020 or later • Larger borrowers in newer vintage PE funds • One of the lowest annual net loss ratios in the industry at 6bps[1] • One investment across 146 companies on non-accrual (0.3% versus 2.2% across top 10 BDCs)[2]
Well-diversified financing structure	• Broad access to capital markets; unsecured debt comprising ~50% of funded debt • Strong liquidity position; ability to fund undrawn portfolio company commitments ~3x[3] • Investment grade credit ratings from three ratings agencies[4]
Stable and attractive dividend yield	• 10%+ dividend yield[5] supported by consistent performance • Five special dividends declared in conjunction with listing – funded with accumulated spillover income

As of 9/30/23 unless otherwise noted. **Past performance is not a guarantee of future results.**

1. Average annual OBDE loss rate based on total annual net realized gains/losses divided by the average aggregate quarterly cost of investments in each year since inception. Compared to the Cliffwater Direct Lending Index realized gains / losses from 2Q'16 of 30 bps. 2. Source: Company filings. At cost. Non-accrual rate of top 10 publicly traded BDCs by total assets. 3. The amount available does not reflect limitations related to each credit facility's borrowing base. Total liquidity represents undrawn capacity plus cash. 4. Ratings from Fitch, Moody's, and Kroll. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. For complete ratings definitions please visit www.fitchratings.com, www.moodys.com, and www.krollbondratings.com. 5. Annualized dividend yield is calculated as follows: regular dividend of $0.35 per share plus special dividend of $0.06 per share, divided by net asset value per share as of 9/30/23. Dividends require future board approval. The amount of future dividends declared and approved by the board could be higher or lower. Dividend yield will be impacted to the extent the dividends declared and approved by the board differ from the numbers presented here.

10

Senior secured portfolio focused on non-cyclical industries

$3.6bn Portfolio size[1]	**146** Portfolio companies	**11.6%** Asset yield[2]	**$204mm** Portfolio company EBITDA[3]	**39%** Net Loan-to-value (LTV)[3]	**0.8%** Average debt investment size[4]

Portfolio mix by asset class



89% Senior Secured
77%
12%
2%
5%
4%
1st Lien
2nd Lien
Unsecured
Preferred Equity
Common Equity

Portfolio mix by industry



28 Portfolio Industries
17%
11%
8%
7%
6%
5%
3%
4%
39%
Internet software and services
Insurance
Healthcare providers and services
Healthcare technology
Business services
Specialty retail
Buildings and real estate
Containers and packaging
Other (20 industries)

As of 9/30/23 unless otherwise noted.

1. At fair value. 2. Weighted average total yield of the portfolio at fair value. Calculated based on the interest rate and the accretion of OID. Does not represent investor returns, as total portfolio yield does not reflect effects of costs and leverage. For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending cost or fair value. In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend income is annualized. 3. Borrower financials are as of the latest available, typically a quarter in arrears. Excludes certain investments that fall outside of our typical borrower profile. Includes portfolio companies representing 83.7% of our total debt portfolio based on fair value as of 9/30/23. 4. Average debt investment position size as a percent of total debt investment portfolio at fair value.

11

Disciplined underwriting drives excellent credit performance 1 1 Non-accruals of top 10 BDCs by assets Company on non-accrual 4.8% since inception 4.3% 4.2% 1 Loss since inception 3.1% 2.7% Top 10 median = 2.2% 2.2% 6 bps Annualized 1.5% 2 loss rate 1.2% 1.0% 0 0.3% 0.0% Debt investments 3 marked below 80 BDC 1 OBDE OBDC BDC 2 BDC 3 BDC 4 BDC 5 BDC 6 BDC 7 BDC 8 BDC 9 As of 9/30/23. Past performance is not a guarantee of future results. 1. At cost. Includes top 10 publicly traded BDCs by total assets plus OBDE. Source: Company Filings. Robert Dodd (11/29/23), “3Q23 BDC Credit Review — Overall Non-Accrual Rates Fall, Watch Lists Stable.” 2. Average annual OBDE loss rate based on total annual net realized gains/losses divided by the average aggregate quarterly cost of investments in each year since inception. 3. Mark calculated as investment fair value divided by cost. 12 12

Flexible balance sheet, well-diversified financing structure 1 1 Diverse funding profile Staggered maturity profile ($mm) $1,460 $260 10% 35% $575 23% $2.5bn Principal $575 amount committed $100 $350 $525 $142 32% 2024 2025 2026 2027 2028 & beyond SPVs Unsecured Notes Revolving Credit Facilities CLO SPVs Unsecured Notes Revolving Credit Facilities CLO Increased capacity Robust liquidity Long-term maturities • $125mm revolving credit facilities • $536mm undrawn capacity and • 4.7 year weighted average maturity of 2 1 (RCF) upsize in Q4’23; proactively $614mm total liquidity committed debt extend maturities annually • Ability to fund undrawn portfolio • 2025 unsecured maturity represents 2 1 • Closed $260mm CLO in November company commitments ~3x only 6% of committed funding 2023 As of 9/30/23 unless otherwise noted. Past performance is not a guarantee of future results. 1. Reflects amendments that have occurred since 9/30/23 quarter-end, as publicly disclosed. 2. The amount available does not reflect limitations related to each credit facility’s borrowing base. Total liquidity represents undrawn capacity plus cash. 13

Attractive total return

NAV and cumulative dividends paid since OBDE inception

Total return[1] of over 30% and net IRR[2] of 12.2% since inception



NAV per share
Cumulative dividends per share
$14.07
$14.16
$14.53
$14.97
$15.47
$15.92
$16.31
$16.55
$16.52
$17.19
$17.69
$18.30
$18.86
$19.46
$0.11
$0.44
$0.75
$0.99
$1.26
$1.59
$1.89
$2.24
$2.66
$3.10
$3.58
$4.06
$14.07
$14.16
$14.42
$14.53
$14.72
$14.93
$15.05
$14.96
$14.63
$14.95
$15.03
$15.20
$15.28
$15.40
06/30/20
09/30/20
12/31/20
03/31/21
06/30/21
09/30/21
12/31/21
03/31/22
06/30/22
09/30/22
12/31/22
03/31/23
06/30/23
09/30/23

As of 9/30/23. **Past performance is not a guarantee of future results.**

1. Total return is a cumulative return on equity and calculated as the change in quarterly NAV plus dividends (assuming any dividends are reinvested), if any, divided by the beginning NAV. Returns are compounded quarterly since inception. 2. Net IRR represents the annual return rate and is based on cash flows for distributions, capital calls and equity raised, and net asset value as of 9/30/23. The calculations include the impact of management fees and expenses incurred by the fund. The performance information is shown since inception due to the drawdown, closed-end structure of the fund where capital calls, distributions and fees are asset weighted over time.

14

Stable and attractive dividend profile

Estimated 10%+ dividend yield backed by track record of consistent performance and five special dividends declared at listing

Historical dividend yield on NAV

***Before Listing:** Floating rate dividend policy*



12.6%
12.5%
12.6%
9.6%
9.5%
9.7%
06/30/23
09/30/23
12/31/23E
Dividend Yield (As Reported)¹
Dividend Yield (Pro Forma)¹
List on 1/25/24

Future dividend yield on NAV

***At Listing:** $0.35/share regular dividend plus five special dividends of $0.06/share per quarter Special dividends funded by spillover income*



9.0%
10.6%
10.6%
10.6%
10.6%
10.6%
$0.06 *
$0.35 *
$0.35
03/31/24E
06/30/24E
09/30/24E
12/31/24E
03/31/25E
06/30/25E
Lock-up #1 ends
Lock-up #2 ends
Lock-up #3 ends
Regular²
Special²
* Dividend Already Declared

Past performance is not a guarantee of future results. For illustrative purposes only. Actual performance and results could vary materially from these estimates and projections of the future as a result of a number of factors, including those described from time to time in the Company's filings with the Securities and Exchange Commission. Such statements speak only as of the time when made and are based on information available to the Company as of the date hereof and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future. Future regular dividends subject to board approval.

1. Prior to Q1'24: Solid grey bars represent distributions per share, pro forma for a full fee structure of 1.5% / 17.5% management / incentive fee divided by ending net asset value per share for the period. Totals above striped bars represent actual distributions per share divided by ending net asset value per share. 2. In Q1'24 onwards (hypothetical illustration): Solid blue bars represent projected regular dividend per share of $0.35 divided by net asset value per share as of 9/30/23. Striped bars in Q2'24 onwards represent the previously declared special dividend per share divided by net asset value per share as of 9/30/23. The amount of future dividends declared and approved by the board could be higher or lower. Dividend yield will be impacted to the extent the dividends declared and approved by the board differ from the numbers presented here.

15

Generating attractive returns with path to growth

Return on equity (ROE) based on current rate environment

Q3'23 ROE

- Attractive asset yield, supported by portfolio heavily weighted towards first-lien investments
- 0.86x[2] debt-to-equity
- New vintage portfolio and historically low repayment volumes driving limited additional income



+20 – 40 bps:
Normalized Repayment Activity
+50 bps:
Leverage
~11.5%
10.6%1
Q3'23 ROE
Optimized ROE

Optimized ROE

- Achieve target leverage
- Normalized repayment activity
- Optimize secured and floating rate financing over time
- No other significant changes to asset mix or financing profile

Based on current rate environment. As of 9/30/23 unless otherwise noted. **Past performance is not a guarantee of future results.**
The analysis above is modeled based on current assumptions, which if varied could cause actual results to differ materially from those included herein. Following an actual change in repayments, non-accruals, portfolio mix, base rates or cost of financing, actual ROE may vary significantly from that set forth herein. For any enumerated change, the impact to ROE presented assumes all other factors remain unchanged. The projections of ROE are hypothetical in nature and have been provided for illustrative purposes only. These projections should not be regarded as a representation, warranty, or prediction that a Blue Owl fund will achieve or is likely to achieve any particular result or that an investor will be able to avoid losses, including total loss of their investment.
1. Annualized Q3'23 net investment income adjusted for full fee structure of 1.5% / 17.5% management / incentive fee, divided by average of ending Q2'23 and Q3'23 net asset value per share. 2. Net of cash.

16

Following our playbook for success + Experienced team + Broad investment pipeline OBDE will follow our proven playbook to + Market-leading borrowers deliver long-term value + Emphasis on diversification to shareholders + Deep access to financing + Stable and attractive dividend 17

Appendix

Blue Owl will offer two publicly traded BDCs

	BLUE OWL Capital Corporation OBDC	BLUE OWL Capital Corporation III OBDE
Strategy	Diversified lending with a focus on upper middle market, sponsor-backed U.S. companies	
Inception year	2016	2020
Portfolio highlights[1]		
Portfolio size	$12.9 billion	$3.6 billion
% First lien	69%	77%
Total weighted average portfolio yield	11.8%	11.6%
Non-accruals as % of portfolio at cost	1.0%	0.3%
Portfolio overlap	64% of investments in OBDC are in OBDE	97% of investments in OBDE are in OBDC
Borrower highlights		
Weighted average EBITDA[2]	$196 million	$204 million
Weighted average LTV[2, 3]	44%	39%
Liabilities		
Debt-to-equity[4]	1.13x	0.86x
Average interest rate on debt outstanding	5.6%	6.8%
Target leverage	0.9x-1.25x	0.9x-1.25x
Return profile		
Return-on-equity (NII) – last quarter annualized[5]	12.7%	10.6% *Optimized ROE: ~11.5%*
Dividend yield[6]	10.7%	10.6%

As of 9/30/23 unless otherwise noted. **Past performance is not a guarantee of future results.**
1. At fair value unless otherwise noted. 2. Borrower financials are as of the latest available, typically a quarter in arrears. Excludes certain investments that fall outside of our typical borrower profile. Includes portfolio companies representing 82.0% and 83.7% of total debt portfolio based on fair value as of 9/30/23 for OBDC and OBDE, respectively. 3. "Net LTV" represents the net ratio of "loan to value" for each portfolio company, weighted based on the fair value of the loan investment. The "attachment point" is the principal amount of debt that is senior to the loan investment, and that amount plus the principal amount of the loan in which the BDC invested and other equally ranked debt is the "last dollar" amount. "Value" represents an estimate of enterprise value of each portfolio company, a calculation that will vary by portfolio company. 4. Net of cash. 5. Annualized Q3'23 net investment income per share divided by average of ending Q2'23 and Q3'23 net asset value per share. OBDE ROE is pro forma for full fee structure of 1.5% / 17.5% management / incentive fee. 6. Annualized regular dividend plus supplemental/special dividends, divided by net asset value per share as of 9/30/23. Dividends require future board approval. The amount of future dividends declared and approved by the board could be higher or lower. Dividend yield will be impacted to the extent the dividends declared and approved by the board differ from the numbers presented here.

19

Key dates Regular dividends declared Declaration date Record date Payment date Amount per share 01/12/2024 03/29/2024 04/15/2024 $0.35 Special dividends declared in conjunction with listing Declaration date Record date Payment date Amount per share 01/12/2024 05/31/2024 06/14/2024 $0.06 01/12/2024 08/30/2024 09/13/2024 $0.06 01/12/2024 11/29/2024 12/13/2024 $0.06 01/12/2024 02/28/2025 03/14/2025 $0.06 01/12/2024 05/30/2025 06/13/2025 $0.06 Existing investor lock-ups Release date 180 days post-listing 07/23/2024 270 days post-listing 10/21/2024 365 days post-listing 01/24/2025 Dividends require future board approval. The amount of future dividends declared and approved by the board could be higher or lower. 20

Financial highlights (Dollar amounts in thousands, except per share data; per share data is based on Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 weighted average shares outstanding during the period, except as otherwise noted) Net Investment Income Per Share $0.41 $0.49 $0.51 $0.57 $0.56 Net Realized and Unrealized Gains (Losses) Per Share $0.26 $0.01 $0.10 $0.00 $0.04 Net Income Per Share $0.67 $0.50 $0.61 $0.57 $0.60 1 $14.95 $15.03 $15.40 $15.20 $15.28 Net Asset Value Per Share 2 $0.35 $0.42 $0.44 $0.48 $0.48 Quarterly Dividend Declared Per Share Net Assets $1,794,463 $1,813,881 $1,845,759 $1,868,532 $1,887,070 3 $1,516,002 $1,660,310 $1,702,964 $1,683,646 $1,687,347 Total Debt 4 0.82x 0.89x 0.89x 0.87x 0.86x Debt to Equity at Quarter‐End 5 Annualized ROE on Net Investment Income 11.1% 12.9% 13.4% 15.0% 14.7% 5 Annualized ROE on Net Income 18.1% 13.4% 16.2% 15.0% 15.7% As of 9/30/23. Past performance is not a guarantee of future results. 1. Based on period end shares. 2. Dividend amount based on shares outstanding as of record date. 3. Net of debt issuance costs. 4. Net of cash. 5. Annualized quarterly net investment income or net income divided by average beginning and ending period net asset value. 21

Internal portfolio ratings

At September 30, 2023, non-accrual investments as a percentage of total debt investments at cost and fair value represented 0.3%, with one debt investment in one portfolio company on non-accrual.

($000)	12/31/22		3/31/23		6/30/23		9/30/23	
Internal performance rating	Investments at fair value	% of total portfolio	Investments at fair value	% of total portfolio	Investments at fair value	% of total portfolio	Investments at fair value	% of total portfolio
1	$372,471	10.7%	373,408	10.6%	$404,067	11.4%	$357,268	10.0%
2	$2,983,023	86.1%	2,986,536	84.7%	$2,967,185	83.7%	$3,019,889	84.7%
3	$98,235	2.8%	146,961	4.2%	$154,974	4.4%	$174,193	4.9%
4	-	-	16,532	0.5%	$16,300	0.5%	$14,265	0.4%
5	$13,036	0.4%	-	-	-	-	-	-
Total	**3,466,765**	**100.0%**	**$3,523,437**	**100.0%**	**$3,542,526**	**100.0%**	**$3,565,615**	**100.0%**

Internal rating	Definition
1	The borrower is performing above expectations, and the trends and risk factors for this investment since origination or acquisition are generally favorable
2	The borrower is generally performing as expected and the risk factors are neutral to favorable. All investments or acquired investments in new portfolio companies are initially assessed a rating of 2
3	The borrower is performing below expectations and the loan's risk has increased somewhat since origination or acquisition
4	The borrower is performing materially below expectations and the loan's risk has increased materially since origination or acquisition. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 120 days past due)
5	The borrower is performing substantially below expectations and the loan's risk has increased substantially since origination or acquisition. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 5 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered

As of 9/30/23. **Past performance is not a guarantee of future results.** Please refer to our public filings for complete information regarding our internal investment rating system.

22

Financing landscape Aggregate principal Debt maturities ($mm) amount committed Interest rate Maturity date Revolving Credit Facilities $575 million SOFR + 2.00% 12/21/28 $1,460 SPV Asset Facility I $525 million SOFR + 2.70% 03/15/28 SPV Asset Facility II SOFR + 2.10% 12/02/26 $350 million 2 CLO XIV $260 million SOFR + 2.51% 10/20/35 2027 Notes $325 million Fixed Coupon: 3.125% 04/13/27 $575 July 2025 Notes $142 million Fixed Coupon: 7.500% 07/21/25 $350 July 2027 Notes $250 million Fixed Coupon: 7.580% 07/21/27 $142 Series 2023A Notes $100 million Fixed Coupon: 8.100% 06/29/28 2024 2025 2026 2027 2028 & 1 Total Debt $2,527 million beyond Revolving Credit Facilities Other Reflects amendments that have occurred since 9/30/23 quarter-end, as publicly disclosed. Past performance is not a guarantee of future results. 1. Par value. 2. Interest rate represents the weighted average spread over 3-month or 6-month SOFR for the various floating rate tranches of issued notes, excluding tranches retained by the company. The weighted average interest rate excludes tranches with a fixed interest rate. 23

Disclaimer Past performance is not a guide to future results and is not indicative of expected realized returns. Assets Under Management (“AUM”) refers to the assets that Credit manages and are generally equal to the sum of (i) net asset value (“NAV”); (ii) drawn and undrawn debt; and (iii) uncalled capital commitments. This presentation contains proprietary information regarding Blue Owl Capital Inc. (“Blue Owl”), its affiliates and investment program, funds sponsored by Blue Owl, including the Credit Funds, the GP Strategic Capital Funds and the Real Estate Funds (collectively the “Blue Owl Funds”) as well as investment held by the Blue Owl Funds. This presentation and the information contained in this presentation may not be reproduced or distributed to persons other than the recipient or its advisors. The views expressed and, except as otherwise indicated, the information provided are as of the report date and are subject to change, update, revision, verification, and amendment, materially or otherwise, without notice, as market or other conditions change. Since these conditions can change frequently, there can be no assurance that the trends described herein will continue or that any forecasts are accurate. In addition, certain of the statements contained in this presentation may be statements of future expectations and other forward-looking statements that are based on the current views and assumptions of Blue Owl and involve known and unknown risks and uncertainties (including those discussed below) that could cause actual results, performance, or events to differ materially from those expressed or implied in such statements. These statements may be forward-looking by reason of context or identified by words such as “may, will, should, expects, plans, intends, anticipates, believes, estimates, predicts, potential or continue” and other similar expressions. Neither Blue Owl, its affiliates, nor any of Blue Owl’s or its affiliates' respective advisers, members, directors, officers, partners, agents, representatives or employees or any other person (collectively the “Blue Owl Entities”) is under any obligation to update or keep current the information contained in this document. This presentation contains information from third party sources which Blue Owl has not verified. No representation or warranty, express or implied, is given by or on behalf of the Blue Owl Entities as to the accuracy, fairness, correctness or completeness of the information or opinions contained in this presentation and no liability whatsoever (in negligence or otherwise) is accepted by the Blue Owl Entities for any loss howsoever arising, directly or indirectly, from any use of this presentation or its contents, or otherwise arising in connection therewith. Performance Information: Where performance returns have been included in this presentation, Blue Owl has included herein important information relating to the calculation of these returns as well as other pertinent performance related definitions. SPV Asset Facilities: Certain of our wholly owned subsidiaries are parties to credit facilities (the “SPV Asset Facilities”). Pursuant to the SPV Asset Facilities, we sell and contribute certain investments to these wholly owned subsidiaries pursuant to sale and contribution agreements by and between us and the wholly owned subsidiaries. No gain or loss is recognized as a result of these contributions. Proceeds from the SPV Asset Facilities are used to finance the origination and acquisition of eligible assets by the wholly owned subsidiary, including the purchase of such assets from us. We retain a residual interest in assets contributed to or acquired to the wholly owned subsidiary through our ownership of the wholly owned subsidiary. The SPV Asset Facilities are secured by a perfected first priority security interest in the assets of these wholly owned subsidiaries and on any payments received by such wholly owned subsidiaries in respect of those assets. Assets pledged to lenders under the SPV Asset Facilities will not be available to pay our debts. The SPV Asset Facilities contain customary covenants, including certain limitations on the incurrence by us of additional indebtedness and on our ability to make distributions to our shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events, and customary events of default (with customary cure and notice provisions). CLOs: CLO Debt is the secured obligation of the CLO Issuers, and the Indenture and the CLO Credit Agreement include customary covenants and events of default. Assets pledged to holders of the Secured Debt and the other secured parties under the Indenture will not be available to pay our debts. The CLO Notes were offered in reliance on Section 4(a)(2) of the Securities Act. The CLO Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as applicable. All investments are subject to risk, including the loss of the principal amount invested. These risks may include limited operating history, uncertain distributions, inconsistent valuation of the portfolio, changing interest rates, leveraging of assets, reliance on the investment advisor, potential conflicts of interest, payment of substantial fees to the investment advisor and the dealer manager, potential illiquidity, and liquidation at more or less than the original amount invested. Diversification will not guarantee profitability or protection against loss. Performance may be volatile, and the NAV may fluctuate. This material is for informational purposes only and is not an offer or a solicitation to sell or subscribe for any fund and does not constitute investment, legal, regulatory, business, tax, financial, accounting, or other advice or a recommendation regarding any securities of Blue Owl, of any fund or vehicle managed by Blue Owl, or of any other issuer of securities. Only a definitive offering document (i.e.: Prospectus or Private Placement Memorandum) can make such an offer. Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or Private Placement Memorandum is truthful or complete. Any representation to the contrary is a criminal offense. Securities are offered through Blue Owl Securities LLC, member of FINRA/SIPC, as Dealer Manager. Copyright© Blue Owl Capital Inc. 2024 All rights reserved. This presentation is proprietary and may not be reproduced, transferred, or distributed in any form without prior written permission from 24 Blue Owl. It is delivered on an “as is” basis without warranty or liability by accepting the information, you agree to abide by all applicable copyright and other laws, as well as any additional copyright notices or restrictions contained in the information.

6199460.1 PROPRIETARY AND CONFIDENTIAL